UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 5, 2015

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 School Street Moraga, California	94556
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On November 5, 2015, MacKenzie Realty Capital, Inc., a Maryland corporation (the “Company”), convened and then adjourned, without conducting any business, its 2015 annual meeting of stockholders (the “Annual Meeting”) until Thursday, November 12, 2015 at 11:00 a.m. Pacific Time.

On November 12, 2015, the Company held its annual meeting of stockholders. Three proposals were on the agenda for the 2015 Annual Meeting: Proposal 1, to elect three directors to hold office until the Company’s 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and Proposal 2, to ratify Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2015; and Proposal 3, to grant the Company authority to sell its common shares for less than net asset value in its initial public offering, subject to the conditions outlined in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 5, 2015.

With respect to Proposal 1, all nominees standing for election as directors were elected to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The voting results for each of the three persons nominated were as follows:

Nominee	Votes For	Votes Withheld
C. E. Patterson	1,273,277.78	18,069.66
Thomas Frame	1,279,777.78	11,569.66
Timothy Dozois	1,279,777.78	11,569.66

No broker non-votes were cast in the election of directors.

With respect to Proposal 2, the stockholders ratified Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2015:

Votes For	Votes Against	Abstentions
1,265,847.44	5,000.00	7,500.00

With respect to Proposal 3, the stockholders granted the Company permission to sell its common shares for less than net asset value. The voting results for the proposal were as follows the proposal received the affirmative vote of a majority of the Common Shares outstanding on the record date and present at the meeting which were not held by “affiliated persons” of the Company (the “Unaffiliated Common Shares”).  At least 67% of the Unaffiliated Common Shares present at the Annual Meeting voted in favor and more than 50% of the outstanding Common Shares were present or represented by proxy.  1,123,495.77 Common Shares were cast in favor of the proposal, or 87.9% of Common Shares present at the Annual Meeting; 111,876.83 Common Shares were cast against the proposal, or 8.8% of Common Shares present at the Annual Meeting, and 42,974.84 Common Shares were abstentions.  The proposal received the vote of 384,199.41 Unaffiliated Common Shares, or 71.3% of all Unaffiliated Common Shares present at the meeting.  111,876.83 Unaffiliated Common Shares were voted against the proposal.

No other proposals were submitted to a vote of the Company’s stockholders at the 2014 Annual Meeting.

Item 8.01	Other Events.

Third Calendar Quarter 2015 Dividend

The board of directors (the “Board”) of MacKenzie Realty Capital, Inc. (the “Company”) has authorized the Company to declare two dividends for the Third Calendar Quarter 2015.  The first is the Company’s regular quarterly dividend at the annual rate of 7% based upon the sale price of $10 per Share. The second is a special dividend resulting in large part from the sale of TIER REIT owned by the Company after the REIT listed its shares on the NYSE.  Unless pro-rated due to closings during the quarter as described in the paragraph below, shareholders of record as of September 30, 2015, will receive a total dividend equal to $0.21 per Share, and will be paid on or about November 15, 2015, in cash or reinvested in stock for those participating in the Company’s dividend reinvestment plan. The Board anticipates making future declared dividends, if any, on a similar schedule, within 45 days after the close of the previous fiscal quarter.  The Board determined that the Company had sufficient income from the fiscal year ended June 30, 2015, and the quarter ended September 30, 2015, to support the regular quarterly dividend to Stockholders at the annualized rate of 7%, in addition to the special dividend, without distributing any original capital.

For any Shares issued pursuant to a closing during the Third Calendar Quarter 2015, dividends will be pro-rated based upon the “acceptance date” for such closings. Shares issued with an effective date of August 1, 2015, will receive $0.14 per Share and shares issued with an effective date of September 1, 2015, will receive $0.07 per Share.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2015, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: November 13, 2015	By:	/s/ Robert Dixon
Robert Dixon
President